FIRST AMENDMENT TO OPERATING AGREEMENT


     THIS FIRST AMENDMENT TO OPERATING AGREEMENT (the "Amendment") is made and entered into this 19th day of July, 1999 (the "Execution Date") by and among Greenhost, Inc., a Delaware corporation (the "Owner"), Village Farms of Virginia, Inc., a Delaware corporation (the "Operator"), and Agro Power Development, Inc., a Delaware corporation ("APD"), and it amends that certain Operating Agreement, dated as of November 14, 1997 (the "Operating Agreement").

                                   WITNESSETH:

     WHEREAS, pursuant to the Operating Agreement, Operator leases the Plant from Owner and operates the Facility, and APD unconditionally guarantees Operator's payment and performance obligations thereunder (the "Existing Guarantee");

     WHEREAS, the parties hereto desire to amend the Operating Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

                                   ARTICLE II
                      AMENDMENTS TO THE OPERATING AGREEMENT

     2.01 Section 1.01. Section 1.01 of the Operating Agreement is hereby amended as follows:

          (a) by inserting the phrase "(including, without limitation, salary and other benefits paid to the Operator's facility manager/head grower and sales representatives)" after the phrase "(a) all expenses to be paid from the Management Fee" in the proviso to the definition of "Greenhouse Expenses";

          (b) by deleting the definition of "Internal Rate of Return";

          (c) by inserting the phrase ", propagated tomato plants" between the word "tomatoes" and the phrase "or any other" in the definition of "Product"; and


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          (d) by inserting the phrase "in Article XVI or otherwise" between the words "provided" and "herein" in the definition of "Term."

     2.02 Section 3.01. Section 3.01 of the Operating Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

          "Section 3.01. Basic Rent. Subject to adjustment as provided below, during the Term, the Operator shall pay Basic Rent to the Owner in arrears on each Basic Rent Payment Date for the Facility in an amount equal to the amount set forth opposite such Basic Rent Payment Date as follows:

                   Basic Rent Payment Date           Basic Rent
                   -----------------------           ----------
                      June 30, 1999                  $100,000
                      September 30, 1999             $500,000
                      December 31, 1999              $500,000
                      Each Basic Rent
                      Payment Date thereafter        $400,000

     (in the case of the last Basic Rent Payment Date if such date is other than a Basic Rent Payment Date, such Basic Rent shall be prorated based on the number of days during which the Operator leased the Facility). Basic Rent shall be increased in accordance with any agreement reached in connection with the payment by the Owner of the costs of any Alterations in accordance with Section 6.06 hereof."

     2.03 Section 3.02. Section 3.02 of the Operating Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

          "Section 3.02. Supplemental Rent. Commencing with the second Supplemental Rent Payment Date in calendar year 2000 and on each Supplemental Rent Payment Date thereafter during the Term, and in addition to Basic Rent, the Operator shall pay to the Owner Supplemental Rent in an amount equal to fifty percent (50%) of Cash Flow for the calendar quarter immediately preceding such Supplemental Rent Payment Date. Supplemental Rent shall be payable for each calendar quarter in arrears on the Supplemental Rent Payment Date immediately following the end of such calendar quarter."

     2.04 Section 3.05. Section 3.05 of the Operating Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

          "Section 3.05. Hot Water. The Owner agrees to provide to the Operator during the Term hot water for the operation of the Facility. The Owner shall be responsible for contracting and paying for any fuel necessary for providing hot water."

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     2.05 Article VI. Article VI of the Operating Agreement is hereby amended by inserting the following as Sections 6.13 and 6.14 and sequentially renumbering the existing Section 6.13 as Section 6.15:

          "Section 6.13. Manager. The Operator shall employ a manager who is reasonably satisfactory to Owner to manage the Facility. Such manager shall not be replaced without the consent of Owner, which consent may not be unreasonably withheld.

          Section 6.14. New Employee. As of the date of this Agreement, Owner agrees to employ Gary Norman on the same terms as he is presently employed by Operator. Even though Mr. Norman will be employed by and will ultimately report to the President of the Owner, at the Owner's direction, Mr. Norman will be under the daily supervision and control of Operator's facility manager/head grower."

     2.06 Section 16.02. Section 16.02(a)(i) of the Operating Agreement is hereby amended by deleting the second parenthetical in Section 16.02(a)(i) and inserting in lieu thereof the following: "other than real property taxes (including without limitation gross receipts, franchise, sales, use, personal property, tangible or intangible)".

     2.07 Article XVII. Article XVII of the Operating Agreement is hereby amended as follows:

          (a) The last sentence of Section 17.01 of the Operating Agreement is amended to read in its entirety as follows: "The Operator further agrees that it will not use the Facility for any purpose other than (a) the production of tomatoes, propagated tomato plants, or, with the Owner's consent, any other agricultural product, or (b) the warehouse operations of Agro Dynamics described in Section 17.02(d) below."

          (b) Section 17.02 is hereby amended by adding at the end thereof two new paragraphs reading as follows:

               "(d) Operator and APD shall each use its best efforts to cause Agro Dynamics, Inc., a Delaware corporation ("Agro Dynamics"), to move its warehouse operations to the Greenhouse Facility on or before) December 31, 1999. Operator shall charge Agro Dynamics a reasonable market amount per year to be mutually agreed upon between Owner and Operator, payable monthly in arrears in equal monthly installments, for use of a portion of the Greenhouse Facility.

               (e) The Operator shall use its best efforts to commence tomato plant propagation operations at the Facility on or before August 1, 1999.

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          The Operator shall sell propagated plants to third parties at fair market value; provided, however, that if the Operator shall sell propagated plants to its Affiliates, such plants shall be sold at a reasonable price approved in advance by the Owner."

          (c) Paragraph (c) of Section 17.02 is hereby amended to read in its entirety as follows:

               "(c) The Operator shall provide to the Owner on a monthly basis in detail satisfactory to the Owner the following items:

                    (i) a list of all Product handled by the Facility for
               greenhouses pursuant to subsection 17.02(a),

                    (ii) a list of all items purchased from Affiliates and the purchase price thereof pursuant to subsection 17.02(b),

                    (iii) the amount of rent received from Agro Dynamics
               pursuant to subsection 17.02(d), and

                    (iv) a list of sales of propagated plants made to third
               parties and affiliates and the sales price thereof pursuant to subsection 17.02(e)."

     2.08 Article XX. The Operating Agreement is hereby amended by inserting the following as Article XX:

                                   "ARTICLE XX
                                   TERMINATION

          Owner may terminate this Operating Agreement, effective as of June 30, 2001, for its convenience, without cause, upon at least six (6) months prior written notice to Operator. In the event of a termination of this Operating Agreement pursuant to this Article XX, (a) the Owner shall have no liability to the Operator (including, without limitation, liability for any termination or cancellation payment or reimbursement of any costs or expenses of the Operator) and (b) the Operator's obligation to pay Rent to Owner shall cease following payment of all Rent payable through June 30, 2001 and upon the Operator's compliance with Section 6.13 hereof; provided, however, that in no event shall such termination relieve any party hereto of liability which has accrued or arisen prior to the date of such termination."

     2.10 Existing Guarantee. The Operating Agreement is hereby amended by deleting from the signature page the Existing Guarantee and inserting in lieu thereof the following:

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              "Unconditional Guarantee of Payment and Performance"

          APD is an Affiliate of the Operator. To induce the Owner to amend the Operating Agreement and in consideration for the benefits to be derived by APD for the transactions contemplated hereby, APD unconditionally guarantees the payment when due and timely performance of any and all obligations of Operator under this Operating Agreement; provided, however, that APD's liability under this provision shall be limited to the maximum aggregate amount of $2,000,000.00 during the Term. Upon default by the Operator in making payment hereunder or any other failure of performance obligations hereunder, APD shall make such payment or cause such obligation to be performed (subject to the limitation of liabilities set forth in the preceding sentence), promptly upon the demand of the Owner. Notwithstanding the foregoing, in the event the Operator, for whatever reason, ceases to occupy and/or operate the Greenhouse Facility, Owner agrees to use its commercially reasonable efforts, but shall not be obligated, to find a replacement tenant/operator for the Greenhouse Facility. Any replacement rent received by the Owner shall mitigate APD's liability under this Guarantee. APD agrees that the Owner and/or the Operator may from time to time extend or renew provisions of this Operating Agreement for any period and may grant any releases, compromises or indulgences with respect thereto (including, but not limited to, the failure or refusal to exercise one or more of the rights or remedies provided herein), without notice to or consent of APD, and without affecting the liability of APD hereunder.

          APD covenants that it will not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any Person unless:

               (a) APD shall be the continuing Person, or the Person (if other than APD) formed by such consolidation or into which APD is merged or to which properties and assets of APD are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume all the obligations of APD under this Guarantee;

               (b) Immediately after giving effect to such transaction no Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing; and

               (c) The net worth of APD or the surviving entity (including their respective consolidated subsidiaries), as the case may be, on a pro forma basis after giving effect to such transaction is not less than the net worth of APD (and its consolidated subsidiaries) immediately prior to such transaction (as

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     determined in accordance with Generally Accepted Accounting Principles in the U.S.)."

     2.11 Schedule 1.01(a). Schedule 1.01(a) to the Operating Agreement is hereby deleted in its entirety.

     2.12 Schedule 3.01. Schedule 3.01 to the Operating Agreement is hereby deleted it in its entirety.

     2.13 Schedule 3.02. Schedule 3.02 to the Operating Agreement is hereby deleted in its entirety.


                                   ARTICLE III
                                 EFFECTIVE DATE

     This Amendment is being made and entered into on the Execution Date, but the parties hereto hereby agree that the provisions of the Amendment will be retroactively effective as of June 30, 1999.

                                   ARTICLE IV
                                    COVENANT

     On or prior to July 31, 1999, Operator hereby covenants and agrees to cause Village Farms International Finance Association (a) to convert the then outstanding principal of and interest on all advances under the Line of Credit Facility Agreement to equity, and (b) to contribute such equity as capital to Operator. The parties hereto hereby agree that breach of this covenant shall constitute an Event of Default under the Operating Agreement.

                                    ARTICLE V
                                 REPRESENTATIONS

     5.01 Representations of Operator. Operator represents that (a) it is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) it has the corporate power and authority, and the legal right, to own its property and to conduct the business in which it is currently engaged,
(c) to its knowledge, it is in compliance with all statutes, ordinances, laws, rules, regulations, judgments, orders or decrees of any court or other governmental or regulatory authority by which it is bound except to the extent that the failure to comply would not, in the aggregate, have a material adverse effect, (d) it has the corporate power and authority to make, execute and deliver this Amendment and the Operating Agreement, as amended by this Amendment, (e) it has taken all corporate action necessary to authorize the execution, delivery and performance of this Amendment and the Operating Agreement, as amended by this Amendment, and has duly executed and delivered this Amendment, (f) no consent or authorization of, approval by, filing with, notice to or other act by or in respect of, any governmental authority or other person or entity is required in connection with the execution, delivery,

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performance, validity or enforceability of this Amendment which has not already been obtained, (g) each of this Amendment and the Operating Agreement, as amended by this Amendment, is a legal, valid and binding obligation of Operator, enforceable against Operator in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights' generally and to the effect of general equitable principals, (h) the execution, delivery and performance by Operator of this Amendment and Operator's continuing performance of the Operating Agreement, as amended by this Amendment, will not violate the Certificate of Incorporation or Bylaws of Operator or any law or regulation or determination of any court or arbitrator applicable to Operator, (i) Operator is not subject to any pending, or to its knowledge, threatened litigation or arbitration proceeding that, if determined adversely, would have a material adverse effect on its ability to perform under the Amendment or the Operating Agreement, as amended by this Amendment, and (j) the execution, delivery and performance by Operator of the Amendment and Operator's continuing performance of the Operating Agreement, as amended by this Amendment, will not constitute a default under any material contract or agreement to which Operator is a party.

     5.02 Representations of APD. APD represents that (a) it is duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) it has the corporate power and authority, and the legal right, to own its property and to conduct the business in which it is currently engaged, (c) to its knowledge, it is in compliance with all statutes, ordinances, laws, rules, regulations, judgments, orders or decrees of any court or other governmental or regulatory authority by which it is bound except to the extent that the failure to comply would not, in the aggregate, have a material adverse effect, (d) it has the corporate power and authority to make, execute and deliver this Amendment, (e) it has taken all corporate action necessary to authorize the execution, delivery and performance of this Amendment and its guarantee of the Operating Agreement and has duly executed and delivered this Amendment and its guarantee of the Operating Agreement, (f) no consent or authorization of, approval by, filing with, notice to or other act by or in respect of, any governmental authority or other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and its guarantee of the Operating Agreement which has not already been obtained, (g) each of this Amendment and its guarantee of the Operating Agreement is a legal, valid and binding obligation of APD, enforceable against APD in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights' generally and to the effect of general equitable principals, (h) the execution, delivery and performance by APD of this Amendment and APD's performance of its guarantee of the Operating Agreement will not violate the Certificate of Incorporation or Bylaws of APD or any law or regulation or determination of any court or arbitrator applicable to APD, (i) APD is not subject to any pending, or to its knowledge, threatened litigation or arbitration proceeding that, if determined adversely, would have a material adverse effect on its ability to perform under the Amendment or its guarantee of the Operating Agreement, and (j) the execution, delivery and performance by APD of the Amendment and APD's performance of its guarantee of the Operating Agreement will not constitute a default under any material contract or agreement to which APD is a party.

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                                   ARTICLE VI
                                  MISCELLANEOUS

     6.01 Full Force and Effect. Except as expressly set forth herein, the Operating Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Owner and Operator. APD hereby acknowledges the full force and effect of the Operating Agreement and its continuing guarantee of the Operating Agreement, as amended hereby.

     6.02 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     6.03 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     6.04 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       "Owner"

                                       GREENHOST, INC.

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________



                                       "Operator"

                                       VILLAGE FARMS OF VIRGINIA, INC.

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                       "APD"

                                       AGRO POWER DEVELOPMENT, INC.

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


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